UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A
(Amendment No. 1)

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

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Kentucky (State of incorporation or organization)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street
Louisville, Kentucky 40206
(Address of principal executive offices, including zip code)

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>If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights

(Title of Class)

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          This Form 8-A/A is filed by S.Y. Bancorp, Inc. (the "Company") to reflect the expiration of the preferred share purchase rights (the "Rights") registered on the Form 8-A (File Number 0-17262) filed by the Registrant on April 23, 2003 (the "Registration Statement").

Item 1.           Description of Registrant's Securities to be Registered.

          Item 1 of the Registration Statement is incorporated herein by reference and is hereby amended and supplemented by adding the following:

          On April 24, 2013, the "Expiration Date" occurred under the Rights Agreement dated as of April 23, 2003, by and between the Company and Wachovia Bank, N.A., as Rights Agent (the "Rights Agreement"). As a result, the Rights Agreement and the Rights issued thereunder expired by their own terms and each outstanding common share, no par value, of the Company is no longer accompanied by a right to purchase, under certain circumstances, one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company. Shareholders of the Company were not entitled to any payment as a result of the occurrence of the Expiration Date and the expiration of the Rights.

Item 2.           Exhibits.

          The following exhibit is filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

4.1

Rights Agreement, dated as of April 23, 2003, between S.Y. Bancorp, Inc. and Wachovia Bank, National Association, as Rights Agent, which includes the Articles of Amendment to the Articles of Incorporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 1 to S.Y. Bancorp, Inc.'s registration statement on Form 8-A filed on April 23, 2003).

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SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   April 25, 2013

S.Y. BANCORP, INC.

By:	/s/ Nancy B. Davis
Nancy B. Davis Executive Vice President, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Rights Agreement, dated as of April 23, 2003, between S.Y. Bancorp, Inc. and Wachovia Bank, National Association, as Rights Agent, which includes the Articles of Amendment to the Articles of Incorporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated herein by reference to Exhibit 1 to S.Y. Bancorp, Inc.'s registration statement on Form 8-A filed on April 23, 2003).